Exhibit 1.1

Execution Copy

Underwriting Agreement

American Express Credit Account Master Trust

$1,500,000,000 CLASS A

Series 2019-1 2.87% Asset Backed Certificates

$64,286,000 Class B

Series 2019-1 3.07% Asset Backed Certificates

February 7, 2019

New York, New York

Barclays Capital Inc.,

as a Representative (in such capacity, a “Representative” and,

together with any other Representative, the “Representatives”)

of the several Underwriters named in Schedule A hereof

745 Seventh Avenue

New York, New York 10019

Merrill Lynch, Pierce, Fenner & Smith Incorporated,

as a Representative (in such capacity, a “Representative” and,

together with any other Representative, the “Representatives”)

of the several Underwriters named in Schedule A hereof

One Bryant Park

New York, New York 10036

MUFG Securities Americas Inc.,

as a Representative (in such capacity, a “Representative” and,

together with any other Representative, the “Representatives”)

of the several Underwriters named in Schedule A hereof

1221 Avenue of the Americas, 6th Floor

New York, New York 10020-1001

Ladies and Gentlemen:

The undersigned, AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION III LLC (the “Transferor”), has authorized the issuance and sale to you and to the underwriters named in Schedule A hereto (the “Underwriters”) of $1,500,000,000 (aggregate principal amount) Class A Series 2019-1 2.87% Asset Backed Certificates (the “Class A Certificates”), and $64,286,000 (aggregate principal amount) Class B Series 2019-1 3.07% Asset Backed Certificates (the “Class B Certificates” and, together with the Class A Certificates, the “Certificates”). The Certificates will be issued pursuant to a Fourth Amended and Restated Pooling and Servicing Agreement, dated as of April 1, 2018, as otherwise amended from time to time and as supplemented by the Series 2019-1 Supplement thereto, to be dated as of February 14, 2019 (together, the “Pooling and Servicing Agreement”), among the Transferor, American Express Travel Related Services Company, Inc. (“TRS”), as servicer (in such capacity, the “Servicer”), and The Bank of New York Mellon, as trustee (the “Trustee”). The Certificates are more fully described in the Registration Statement (defined below).

Each Certificate will represent an undivided interest in certain assets of the American Express Credit Account Master Trust (the “Trust”). The property of the Trust will include, among other things, receivables (the “Receivables”) generated from time to time in a portfolio of designated consumer American Express® credit card and Sign and Travel®/Extended Payment OptionSM revolving credit accounts or features and other credit or charge accounts (the “Accounts”) owned by American Express National Bank (the “Bank”) or any other Account Owner (as such term is defined in the Pooling and Servicing Agreement). Certain of the Receivables (and the related Accounts) will be subject to review by Clayton Fixed Income Services LLC (the “Asset Representations Reviewer”) in certain circumstances for compliance with certain representations and warranties made about the Receivables, in accordance with the Amended and Restated Asset Representations Review Agreement, dated as of April 1, 2018 (as amended or supplemented from time to time, the “Asset Representations Review Agreement”), among the Transferor, the Servicer, and the Asset Representations Reviewer.

Each capitalized term used, but not defined herein, shall have the meaning specified in the Pooling and Servicing Agreement. The Asset Representations Review Agreement, the Pooling and Servicing Agreement and the Receivables Purchase Agreement are each sometimes referred to herein as a “Transaction Document.”

1.        Representations, Warranties and Agreements of the Transferor and TRS. The Transferor, as to and for itself only, and TRS, solely with respect to Section 1(s), represents and warrants to, and agrees with, the Underwriters as follows:

(a)        The Transferor has filed with the Securities and Exchange Commission (the “Commission”), on Form SF-3, a registration statement (Registration Nos. 333-205964 and 333-205964-01) relating to the Certificates, including a form of prospectus pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Act”). The Transferor may have filed one or more amendments thereto, each of which has been furnished to the Representatives. The Registration Statement (defined below) has been declared effective by the Commission and is effective under the Act. The Transferor will also file with the Commission a prospectus in accordance with Rule 424 under the Act. As filed, the registration statement, as amended, the form of prospectus, and any prospectuses (as amended or supplemented, if applicable) filed pursuant to Rule 424 under the Act relating to the Certificates shall, except to the extent that the Representatives shall agree in writing to a modification, be in all substantive respects in the form furnished to you prior to the Execution Time (defined below) or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond those contained in the latest preliminary prospectus (as amended or supplemented, if applicable) which has previously been furnished to the Underwriters) as the Transferor shall have advised the Underwriters, prior to the Execution Time, will be included or made therein.

For purposes of this Agreement, “Effective Date” means the date and time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission or the most recent effective date as of which the Prospectus (as defined below) is deemed to be part of such registration statement pursuant to Rule 430D under the Act. Such registration statement, as amended as of the Effective Date, and including the exhibits thereto, any material incorporated by reference therein and all information deemed to be part of such registration statement as of the Effective Date pursuant to Rule 430D under the Act, is hereinafter referred to as the “Registration Statement,” and the prospectus (together with static pool information (the “Static Pool Information”) required to be disclosed pursuant to Item 1105 of Regulation AB under the Act relating to the Certificates, required to be filed with the Commission pursuant to and in accordance with Rule 424(b) under the Act (“Rule 424(b)”) is referred to as the “Prospectus.” “Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto. A free writing prospectus, dated February 4, 2019, relating to the ratings on the Certificates (the “Ratings Free Writing

Prospectus”) has been filed with the Commission in accordance with Section 5(a) (to the extent required by Rule 433 under the Act).

Prior to the time the first contract of sale (or, in the event a contract reformation is effective to terminate the existing contract of sale and extinguish any rights thereunder, the time of the first such effective contract reformation) for the Certificates was entered into, as designated on Schedule A hereto (the “Time of Sale”), the Transferor had prepared and filed with the Commission pursuant to and in accordance with Rule 424(h) under the Act (“Rule 424(h)”) a preliminary Prospectus, dated February 4, 2019 (subject to completion). As used herein, “Preliminary Prospectus” means, with respect to any date or time referred to herein, the most recent preliminary Prospectus (as amended or supplemented, if applicable) (including the Static Pool Information), which has been prepared and delivered by the Transferor to the Underwriters in accordance with the provisions of this Agreement.

(b)        (i)    On the Effective Date and on the date of this Agreement, the Registration Statement did or will, and, when the Prospectus was first filed and on the Closing Date, the Prospectus did or will, comply in all material respects with the applicable requirements of the Act and the rules and regulations of the Commission promulgated thereunder (the “Rules and Regulations”);

(ii)    on the Effective Date, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading;

(iii)    as of its date and at the Time of Sale, the Preliminary Prospectus, together with the Ratings Free Writing Prospectus did not or will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that no representation or warranty is made with respect to the omission of pricing and price-dependent information, which information shall of necessity appear only in the final Prospectus);

(iv)    as of its date and as of the Closing Date, the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

(v)    other than the Preliminary Prospectus, the Ratings Free Writing Prospectus, the Prospectus and the Permitted Additional Information (as defined in Section 4(b)), the Transferor (including its agents and representatives other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Certificates; provided that the Transferor makes no representation or warranty as to the information contained in or omitted from the Registration Statement, the Preliminary Prospectus, the Ratings Free Writing Prospectus or the Prospectus in reliance upon and in conformity with the Underwriter Information (as defined below).

(c)        Since the respective dates as of which information is given in the Registration Statement, the Preliminary Prospectus and the Ratings Free Writing Prospectus, (i) there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, management, financial condition, stockholders’ equity, results of operations, regulatory situation or business prospects of the Transferor, and (ii) the Transferor has not entered into any transaction or agreement (whether or not in the ordinary course of business) that, in either case, would reasonably be expected to materially adversely affect the interests of the holders of the Certificates, otherwise than as set forth or contemplated in the Preliminary Prospectus.

(d)        The Transferor (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized, (ii) is qualified to transact business in, and is in good standing under, the laws of each jurisdiction in which its activities require such qualification, and (iii) has full power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted and to execute, deliver and perform its obligations under this Agreement, each Transaction Document to which it shall be a party and the Certificates.

(e)        This Agreement has been duly and validly authorized, executed and delivered by the Transferor.

(f)        The Pooling and Servicing Agreement has been duly authorized, executed and delivered by the Transferor, and assuming the due authorization, execution and delivery thereof by the Trustee and the Servicer, constitutes a valid and binding obligation of the Transferor enforceable against the Transferor in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency and similar laws affecting creditors rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is pursuant to a proceeding in equity or at law). As of the Closing Date, the Pooling and Servicing Agreement will conform in all material respects to the description thereof contained in the Preliminary Prospectus and the Prospectus.

(g)        The Certificates have been duly and validly authorized by all required action of the Transferor, and when duly and validly executed by the Transferor, authenticated by the Trustee and delivered in accordance with the Pooling and Servicing Agreement, and delivered to and paid for by the Underwriters as provided herein, will be validly issued and outstanding and entitled to the benefits of the Pooling and Servicing Agreement. As of the Closing Date, the Certificates will have been duly and validly executed by the Transferor, and will conform in all material respects to the descriptions thereof contained in the Preliminary Prospectus and the Prospectus.

(h)        The Receivables Purchase Agreement to which the Transferor is a party has been duly authorized, executed and delivered by the Transferor, and assuming the due authorization, execution and delivery thereof by the other parties thereto, the Receivables Purchase Agreement constitutes valid and binding obligations of the Transferor, enforceable against the Transferor in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency and similar laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is pursuant to a proceeding in equity or at law). As of the Closing Date, the Receivables Purchase Agreement to which the Transferor is a party will conform in all material respects to the description thereof contained in the Preliminary Prospectus and the Prospectus.

(i)        The Receivables conform in all material respects with the description thereof contained in the Preliminary Prospectus and the Prospectus.

(j)        Neither the transfer of the Receivables to the Trustee by the Transferor, nor the issuance, sale and delivery of the Certificates, nor the execution or delivery of this Agreement or any Transaction Document by the Transferor, nor the consummation of any of the transactions herein or therein contemplated, nor the fulfillment of the terms of the Certificates, any Transaction Document or this Agreement, will result in the breach of any term or provision of the charter or by-laws of the Transferor or conflict with, result in a material breach, violation or acceleration of, or constitute a default under, the terms of any material indenture or other agreement or instrument to which the Transferor is a party or by which it or its properties is bound or may be affected or any material statute, order or regulation applicable to the Transferor of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Transferor or will result in the creation of any Lien upon any property or assets of the Transferor (other than as contemplated in any Transaction Document). The Transferor is not a party to, bound by, or in breach or violation of, any indenture or other agreement or instrument, or subject to, or in violation of, any statute, order or regulation of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over it, that materially and adversely affects the ability of it to perform its obligations under this Agreement, any Transaction Document to which it is a party or the Certificates.

(k)        Other than as set forth or contemplated in the Preliminary Prospectus, there are no charges, investigations, actions, suits, claims or proceedings affecting the Transferor before or by any court, regulatory body, administrative agency, governmental body or arbitrator now pending or, to the best knowledge of the Transferor, threatened that, separately or in the aggregate, (i) would reasonably be likely to have a material adverse effect on (x) the general affairs, business, management, financial condition, stockholders’ equity, results of operations, regulatory status or business prospects of the Transferor or (y) the ability of the Transferor to perform its obligations under this Agreement, any Transaction Document to which it is a party or the Certificates, (ii) assert the invalidity of this Agreement, any Transaction Document or the Certificates, (iii) seek to prevent the issuance, sale or delivery of the Certificates or any of the transactions contemplated by this Agreement or any Transaction Document or (iv) seek to affect adversely the federal income tax or ERISA attributes of the Certificates described in the Preliminary Prospectus.

(l)        No federal, state or local tax, including intangibles tax or documentary stamp tax, the non-payment of which would result in the imposition of a Lien on the Receivables, is imposed with respect to the conveyance of the Receivables by the Transferor pursuant to any Transaction Document, or in connection with the issuance of the Certificates by the Trust, or the holding of such Receivables by the Trust, or in connection with any of the other transactions contemplated by this Agreement or any Transaction Document. Any such taxes, fees and other governmental charges in connection with the execution, delivery and issuance of the Certificates or the execution and delivery of this Agreement or any Transaction Document have been or will have been paid by the Transferor at or prior to the Closing Date.

(m)        As of the Closing Date, the representations and warranties of the Transferor in each Transaction Document to which it is a party (individually and in the aggregate) will be true and correct in all material respects, except that to the extent that any such representation or warranty expressly relates to an earlier date, such representation or warranty was true and correct in all material respects at and as of such date.

(n)        Except as required under the Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and other applicable securities laws, no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the execution, delivery and performance by the Transferor of, or the compliance by the Transferor with, this Agreement, each Transaction Document to which it is a party or the Certificates or the consummation of the transactions contemplated hereby or thereby other than (i) those that have been obtained or made and remain in full force and effect and (ii) without limitation, the filing of Uniform Commercial Code financing statements with respect to the Receivables.

(o)        PricewaterhouseCoopers LLP, who have audited certain financial statements of the Bank, are independent public accountants as required by the Act and the Rules and Regulations.

(p)        At the time of such transfer, the Transferor had good and marketable title to the Receivables being transferred by it to the Trustee or otherwise pursuant to the Pooling and Servicing Agreement or any other Transaction Document, free and clear of any Liens (other than as contemplated in the Pooling and Servicing Agreement) and will not have assigned to any Person any of its right, title or interest in such Receivables or the Transaction Documents (other than as contemplated in the Transaction Documents) or the Certificates being issued pursuant to the Pooling and Servicing Agreement; and the Transferor had the power and authority to so transfer such Receivables, and, the Trustee, on behalf of the Trust, had and, on the Closing Date, will have good and marketable title to, or a first-priority, perfected security interest in, such Receivables, and, upon the delivery to the Underwriters of the Certificates and payment by the Underwriters of the purchase price therefor on the Closing Date, the Underwriters will have good and marketable title to the Certificates, in each case free and clear of any Liens (other than as contemplated in the Transaction Documents).

(q)        The Trust is not now, and immediately following the issuance of the Certificates will not be (i) an “investment company” or a company “controlled by” an investment company within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”) or (ii) a “covered fund” for purposes of regulations adopted under Section 13 of the Bank Holding Company Act of 1956. In reaching this conclusion, although other statutory or regulatory exemptions under the 1940 Act may be available, the Transferor has relied on the exemption from registration set forth in Rule 3a-7 under the 1940 Act.

(r)        The Transferor was not, on the date on which the first bona fide offer (as described in Rule 164(h)(2) of the Act) of the Certificates was made, an “ineligible issuer” as such term is defined in Rule 405 of the Act.

(s)        The Transferor and TRS have executed and delivered a written representation (each, a “17g-5 Representation”) to each rating agency hired to rate the Certificates (each a “Rating Agency,” and collectively the “Rating Agencies”) that they will take the actions specified in paragraphs (a)(3)(iii)(A) through (D) of Rule 17g-5 of the Exchange Act (“Rule 17g-5”). Each of the Transferor and TRS has complied with each 17g-5 Representation, other than any breach of a 17g-5 Representation that would not have a material adverse effect on the Certificateholders.

(t)        The Transferor has complied and, at and as of the Closing Date, shall have complied in all material respects with Rule 193 of the Act and Items 1111(a)(7) and 1111(a)(8) of Regulation AB under the Act in connection with the offering of the Certificates.

(u)        The Transferor has not engaged or caused any other person to engage, nor will the Transferor engage or cause any other person to engage prior to the Closing Date, any third-party to provide “due diligence services” as defined in Rule 17g-10(d)(1) under the Exchange Act in connection with the offering of the Certificates or obtained any third-party due diligence report within the meaning of Rule 15Ga-2(d) under the Exchange Act with respect to the assets held by the Trust or the transactions contemplated by this Agreement.

2.        Representations, Warranties and Agreements of the Bank. The Bank, as to and for itself only, represents and warrants to and agrees with the Underwriters as follows:

(a)        The Bank (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized, (ii) is qualified to transact business in, and is in good standing under, the laws of each jurisdiction in which its activities require such qualification, and (iii) has full power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted and to execute, deliver and perform its obligations under this Agreement and the Receivables Purchase Agreement to which it shall be a party.

(b)        The Receivables Purchase Agreement to which the Bank is a party has been duly authorized, executed and delivered by the Bank, and assuming the due authorization, execution and delivery thereof by the other parties thereto, the Receivables Purchase Agreement constitutes valid and binding obligations of the Bank, enforceable against the Bank in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency and similar laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is pursuant to a proceeding in equity or at law). As of the Closing Date, the Receivables Purchase Agreement to which the Bank is a party will conform in all material respects to the description thereof contained in the Preliminary Prospectus and the Prospectus.

(c)        This Agreement has been duly and validly authorized, executed and delivered by the Bank.

(d)        Other than as set forth or contemplated in the Preliminary Prospectus, there are no charges, investigations, actions, suits, claims or proceedings affecting the Bank before or by any court, regulatory body, administrative agency, governmental body or arbitrator now pending or, to the best knowledge of the Bank, threatened that, separately or in the aggregate, would (i) reasonably be likely to have a material adverse effect on (x) the general affairs, business, management, financial condition, stockholders’ equity, results of operations, regulatory status or business prospects of the Bank or (y) the ability of the Bank to perform its obligations under this Agreement or the Receivables Purchase Agreement to which it is a party or (ii) assert the invalidity of this Agreement or the Receivables Purchase Agreement to which it is a party.

(e)        As of the Closing Date, the representation and warranties of the Bank in the Receivables Purchase Agreement to which it is a party (individually and in the aggregate) will be true and correct in all material respects.

(f)        No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the execution, delivery and performance by the Bank of, or the compliance by the Bank with, this Agreement or the Receivables Purchase Agreement to which it is a party or the consummation of the transactions contemplated hereby or thereby other than (i) those that have been obtained or made and remain in full force and effect and (ii) without limitation, the filing of Uniform Commercial Code financing statements with respect to the Receivables.

(g)        The Pooling and Servicing Agreement has been duly authorized, executed and delivered by the Servicer, and assuming the due authorization, execution and delivery thereof by the Trustee and the Transferor, constitutes a valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency and similar laws affecting creditors rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is pursuant to a proceeding in equity or at law).

(h)        The Bank agrees it has not granted, assigned, pledged or transferred and shall not grant, assign, pledge or transfer to any Person a security interest in, or any other right, title or interest in, the Receivables, except as provided in the Receivables Purchase Agreement, and agrees to take all action required by the Receivables Purchase Agreement in order to effect the sale of the Receivables made pursuant to the Receivables Purchase Agreement.

(i)        Neither the transfer of the Receivables under the Receivables Purchase Agreement to which the Bank is a party nor the execution or delivery of this Agreement or any Transaction Document by the Bank, nor the consummation of any of the transactions herein or therein contemplated, nor the fulfillment of the terms of any Transaction Document or this Agreement, will result in the breach of any term or provision of the charter or by-laws of the Bank or conflict with, result in a material breach, violation or acceleration of, or constitute a default under, the terms of any material indenture or other agreement or instrument to which the Bank is a party or by which it or its properties is bound or may be affected or any material statute, order or regulation applicable to the Bank of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Bank or will result in the creation of any Lien upon any property or assets of the Bank (other than as contemplated in any Transaction Document). The Bank is not a party to, bound by, or in breach or violation of, any indenture or other agreement or instrument, or subject to, or in violation of, any statute, order or regulation of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over it, that materially and adversely affects the ability of it to perform its obligations under this Agreement or any Transaction Document to which it is a party.

(j)        The Bank has not engaged or caused any other person to engage, nor will the Bank engage or cause any other person to engage prior to the Closing Date, any third-party to provide “due diligence services” as defined in Rule 17g-10(d)(1) under the Exchange Act in connection with the offering of the Certificates or obtained any third-party due diligence report within the meaning of Rule 15Ga-2(d) under the Exchange Act with respect to the assets held by the Trust or the transactions contemplated by this Agreement.

(k)        The Bank is the appropriate entity to comply with all requirements imposed on sponsors of a securitization transaction in accordance with the final rules implementing the credit risk retention requirements of Section 15G of the Exchange Act (the “Credit Risk Retention Rules”), either directly or (to the extent permitted by the Credit Risk Retention Rules) through one or more wholly-owned affiliates (as defined in the Credit Risk Retention Rules). The Bank, directly or through one or more wholly-owned affiliates (as defined in the Credit Risk Retention Rules), satisfies, and will satisfy on the Closing Date, the Credit Risk Retention Rules by maintaining a “seller’s interest” (as defined in the Credit Risk Retention Rules) in the Trust of not less than 5% of the aggregate unpaid principal balance of all outstanding investor “ABS interests” (as defined in the Credit Risk Retention Rules) in the Trust, determined in accordance with the Credit Risk Retention Rules, without any impermissible transfer, hedging or financing of such retained interest.

3.        Purchase, Sale, Payment and Delivery of Certificates. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Transferor agrees to sell to the Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Transferor, on February 14, 2019, or on such other date as shall be mutually agreed upon by the Transferor and the Underwriters (the “Closing Date”), the number and type of Certificates set forth in Schedule A opposite the name of such Underwriter. The Class A Certificates being purchased by the Underwriters hereunder are to be purchased at a purchase price equal to 99.73313% of the principal amount thereof; and the Class B Certificates being purchased by the Underwriters hereunder are to be purchased at a purchase price equal to 99.69041% of the principal amount thereof.

The closing of the sale of the Certificates (the “Closing”) shall be held at the offices of Orrick, Herrington & Sutcliffe LLP, 51 West 52nd Street, 23rd Floor, New York, New York 10019, at 9:00 A.M. (E.S.T.) on the Closing Date. Payment of the purchase price for the Certificates being sold and purchased hereunder shall be made on the Closing Date by wire transfer of federal or other immediately available funds to the accounts to be designated one Business Day prior to the Closing Date by the Transferor, against delivery of the Certificates at the Closing on the Closing Date. Each of the

Certificates to be so delivered shall be represented by one or more definitive certificates registered in the name of Cede & Co. as nominee for The Depository Trust Company.

4.        Offering by Underwriters.

(a)        It is understood that, after the Effective Date, the Underwriters propose to offer the Certificates for sale to the public as set forth in the Preliminary Prospectus.

(b)        Other than (i) the Preliminary Prospectus, (ii) the Ratings Free Writing Prospectus, (iii) the Prospectus and (iv) any materials included in one or more “road shows” (as defined in Rule 433(h) under the Act) relating to the Certificates authorized or approved by the Transferor (the “Permitted Additional Information”), each Underwriter severally and not jointly represents, warrants and covenants that it has not prepared, made, used, authorized, approved, disseminated or referred to and will not prepare, make, use, authorize, approve, disseminate or refer to any “written communication” (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Certificates, including but not limited to any “ABS informational and computational materials” as defined in Item 1101(a) of Regulation AB under the Act unless such Underwriter has obtained the prior written approval of the Transferor; provided, however, that (x) each Underwriter may prepare and convey to one or more of its potential investors one or more “written communications” (as defined in Rule 405 under the Act) containing no more than the following: (i) information contemplated by Rule 134 under the Act and included or to be included in the Preliminary Prospectus, the Ratings Free Writing Prospectus or the Prospectus, or (ii) columns or other entries showing the status of the subscriptions, the expected pricing parameters, the weighted average life or the trade date of the Certificates (each such communication, an “Underwriter Free Writing Prospectus”) and (y) each Underwriter will be permitted to provide confirmations of sale.

(c)        Each Underwriter severally and not jointly represents and agrees (i) that it did not enter into any contract of sale for any Certificates prior to the Time of Sale and (ii) that, during the period prior to the filing of the final Prospectus (as notified to the Underwriters by the Transferor) it will deliver the Preliminary Prospectus to each investor to whom it sells Certificates at or prior to the time of the contract of sale for such investor.

(d)        Each Underwriter severally and not jointly represents, warrants and agrees that:

(i)        each Underwriter Free Writing Prospectus prepared by it will not, as of the date such Underwriter Free Writing Prospectus was conveyed or delivered to any prospective purchaser of Certificates, include any untrue statement of material fact or omit any material fact necessary to make the statements contained therein, when read together with the Preliminary Prospectus, in light of the circumstances under which they were made, not misleading; provided, however, that no Underwriter makes such representation, warranty or agreement to the extent such misstatements or omissions were the result of any inaccurate information that was included in the Preliminary Prospectus, the Ratings Free Writing Prospectus or the Prospectus or any inaccurate information furnished to the Underwriter by the Transferor expressly for use therein, which information was not corrected by information subsequently provided by the Transferor to the Underwriter reasonably prior to the time of first use of such Underwriter Free Writing Prospectus; and

(ii)        each Underwriter Free Writing Prospectus prepared by it shall contain a legend substantially in the form of and in compliance with the Rules and Regulations of the Act, and shall otherwise conform to any requirements for “free writing prospectuses” under the Act.

(e)        Each Underwriter, severally and not jointly, represents, warrants and agrees that it will not, at any such time that such Underwriter is acting as an “underwriter” (as defined in Section 2(a)(11) of the Act) with respect to the Certificates, transfer, deposit or otherwise convey any Certificates into a trust or other type of special purpose vehicle that issues securities or other instruments backed in whole or in part by, or that represents interest in, such Certificates without the prior written consent of the Transferor.

(f)        Each Underwriter, severally and not jointly, represents, warrants and agrees that it has not and will not, directly or indirectly, offer, sell or deliver any of the Certificates or distribute the Prospectus, the Ratings Free Writing Prospectus, Preliminary Prospectus or any other offering material relating to the Certificates in or from any jurisdiction except under circumstances that will, to the best of its knowledge and belief, result in compliance by it with any applicable laws and regulations thereof and that will, to the best of its knowledge and belief, not impose any obligations on the Transferor except as set forth herein.

(g)        Each Underwriter, severally and not jointly, represents, warrants and agrees that it (i) has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000, as amended (the “FSMA”), with respect to anything done by it in relation to any Certificates in, from or otherwise involving the United Kingdom, and (ii) has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any Certificates in circumstances in which Section 21(1) of the FSMA does not apply to the Trust.

(h)        Each Underwriter, severally and not jointly, represents, warrants and agrees that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Certificates to any retail investor in the European Economic Area (the “EEA”). For the purposes of this provision, the expression “retail investor” means a person who is one (or more) of the following: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive 2002/92/EC (as amended), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II or (iii) not a qualified investor as defined in Directive 2003/71/EC (as amended).

(i)        Each Underwriter, severally and not jointly, covenants with the Bank and the Transferor that on or prior to the Closing Date, and thereafter, to the extent applicable, so long as it is acting as an “underwriter” as defined in Section 2(a)(11) of the Act with respect to the Certificates, it (a) will not deliver any Rating Information (as defined below) to any Rating Agency or any other “nationally recognized statistical rating organization” (within the meaning of the Exchange Act), and (b) will not participate in any oral communication of Rating Information with any Rating Agency or any other “nationally recognized statistical rating organization” (within the meaning of the Exchange Act) unless a designated representative from the Bank or the Transferor participates in such communication; provided, however, that if an Underwriter receives an oral communication from a Rating Agency, such Underwriter is authorized to inform such Rating Agency that it will respond to the oral communication with a designated representative from the Bank or the Transferor or refer such Rating Agency to the Transferor, who will respond to the oral communication. “Rating Information” means any oral or written information provided to a Rating Agency for the purpose of (a) determining the initial credit rating for the Certificates, including information about the characteristics of the Receivables and the legal structure of the Certificates, or (b) undertaking credit rating surveillance on the Certificates, including information about the characteristics and performance of the Receivables.

(j)        Each Underwriter, severally and not jointly, (i) represents to the Bank and the Transferor that as of the date of this Agreement, it (a) has not delivered any Rating Information to any Rating Agency or any other “nationally recognized statistical rating organization” (within the meaning of the Exchange Act), and (b) has not participated in any oral communication of Rating Information with any Rating Agency or any other “nationally recognized statistical rating organization” (within the meaning of the Exchange Act) unless a designated representative from the Bank or the Transferor participated in such communication.

5.        Certain Agreements of the Transferor and TRS. Each of the Transferor and, solely with respect to Section 5(k), TRS severally covenants and agrees with the several Underwriters as follows:

(a)        Immediately following the execution of this Agreement, the Transferor will prepare a Prospectus setting forth the amount of Certificates covered thereby, the price at which the Certificates are to be purchased by the Underwriters, the initial public offering price, the selling concessions and allowances, and such other information as the Transferor shall deem to be appropriate. The Transferor will transmit each of the Preliminary Prospectus, the Ratings Free Writing Prospectus and the Prospectus, to the Commission pursuant to Rule 424(h), Rule 424(b) or Rule 433, as applicable, by a means reasonably calculated to result in a filing that complies with all applicable provisions of Rule 424(h), Rule 424(b) or Rule 433. The Transferor will advise the Underwriters promptly of any such filing pursuant to Rule 424(h), Rule 424(b) or Rule 433, as applicable.

(b)        The Transferor will advise the Underwriters promptly of (i) any proposal to amend or supplement the Registration Statement, the Preliminary Prospectus, the Ratings Free Writing Prospectus or the Prospectus, (ii) any request by the Commission for any amendment of or supplement to the Registration Statement, the Preliminary Prospectus, the Ratings Free Writing Prospectus or the Prospectus or for any additional information, (iii) any amendment or supplement to the Registration Statement, the Preliminary Prospectus, the Ratings Free Writing Prospectus or the Prospectus and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threat of any proceeding for that purpose (it being agreed that the Transferor will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible the lifting of any such stop order issued by the Commission).

(c)        If, at any time when a prospectus relating to the Certificates is required to be delivered under the Act (including delivery as contemplated by Rule 172 under the Act), any event occurs as a result of which the Preliminary Prospectus, the Ratings Free Writing Prospectus or the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Preliminary Prospectus, the Ratings Free Writing Prospectus or the Prospectus to comply with the Act, the Transferor promptly will advise the Underwriters thereof and will prepare and file, or cause to be prepared and filed, with the Commission an amendment or supplement which will correct such statement or omission, or an amendment or supplement which will effect such compliance. Any such filing shall not operate as a waiver or limitation on any right of the Underwriters hereunder.

(d)        As soon as practicable, but not later than December 31 of the year following the year in which the Closing Date occurs, the Transferor will cause the Trust to make generally available to Certificateholders an earnings statement of the Trust covering a period of at least twelve months beginning after the effective date of the Registration Statement that will satisfy the provisions of Section 11(a) of the Act and Rule 158 promulgated thereunder.

(e)        The Transferor will furnish to the Underwriters copies of the Registration Statement (one of which will be signed and will include all exhibits), each related preliminary prospectus or prospectus, the Preliminary Prospectus, the Ratings Free Writing Prospectus, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriters request.

(f)        The Transferor will promptly and from time to time take such action as any Underwriter may reasonably request to qualify the Certificates for offering and sale under the securities laws of such jurisdictions as such Underwriter may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Certificates; provided that in connection therewith the Transferor shall not be required to qualify as a foreign corporation or dealer in securities or to file a general consent to service of process in any particular jurisdiction.

(g)        For a period from the date of this Agreement until the retirement of the Certificates, the Transferor will deliver to you the annual statements of compliance and the annual independent certified public accountants’ reports furnished to the Trustee pursuant to the Pooling and Servicing Agreement, as soon as such statements and reports are furnished to the Trustee.

(h)        So long as any Certificate is outstanding and upon your request, the Transferor will furnish to the Underwriters (i) as soon as practicable after the end of the fiscal year all documents required to be distributed to Certificateholders or filed with the Commission pursuant to the Exchange Act or any order of the Commission thereunder and (ii) from time to time, any other information concerning the Transferor or the Trust filed with any government or regulatory authority that is otherwise publicly available.

(i)        To the extent, if any, that the rating provided with respect to the Certificates by any Rating Agency is conditional upon the furnishing of documents or the taking of any other actions by the Transferor, the Transferor shall use its best efforts to furnish such documents and take any such other actions unless (a) the furnishing of such documents or the taking of any such action is first required by such Rating Agency after the Execution Time and (b) doing so would have a material adverse effect upon the Transferor.

(j)        Between the date of this Agreement and the Closing Date, the Transferor will not, without the prior written consent of the Representatives, directly or indirectly, issue, sell or offer to sell securities similar to the Certificates.

(k)        Each of the Transferor and TRS will comply with each 17g-5 Representation, other than any breach of a 17g-5 Representation that would not have a material adverse effect on the Certificateholders.

6.        Certain Agreements of the Bank.

The Bank covenants and agrees with the several Underwriters as follows:

(a)        To the extent, if any, that the rating provided with respect to the Certificates by any Rating Agency is conditional upon the furnishing of documents or the taking of any other actions by the Bank, the Bank shall use its best efforts to furnish such documents and take any such other actions unless (x) the furnishing of such documents or the taking of any such action is first required by such Rating Agency after the Execution Time and (y) doing so would have a material adverse effect upon the Bank.

(b)        The Bank, or (to the extent permitted by the Credit Risk Retention Rules) one or more of its wholly-owned affiliates (as defined in the Credit Risk Retention Rules) will continue to comply with all requirements imposed on sponsors of a securitization transaction by the Credit Risk Retention Rules for so long as those requirements are applicable, including maintaining a “seller’s interest” (as defined in the Credit Risk Retention Rules) in the Trust of not less than 5% of the aggregate unpaid principal balance of all outstanding investor “ABS interest” (as defined in the Credit Risk Retention Rules) in the Trust, for the duration required in the Credit Risk Retention Rules, without any impermissible hedging, transfer or financing of such retained interest. The Bank will be solely responsible for compliance with the disclosure requirements of the Credit Risk Retention Rules, including the contents of all such disclosures, ensuring that the required pre-sale disclosures are contained in the Preliminary Prospectus, and ensuring that any required post-closing disclosures are provided to investors in the Prospectus or otherwise in a timely and an appropriate method that does not require any involvement of the Underwriters.

7.        Payment of Expenses. Whether or not the transactions contemplated hereunder are consummated, the Transferor will pay all expenses incident to the performance of their obligations under this Agreement, including (i) the printing of the Preliminary Prospectus, the Ratings Free Writing Prospectus and the Prospectus and of each amendment or supplement thereto, (ii) the preparation of this Agreement and each Transaction Document, (iii) the preparation, issuance and delivery of the Certificates to the Underwriters, (iv) the fees and disbursements of the counsel to the Transferor and the fees and disbursements of the Transferor’s accountants, (v) the qualification of the Certificates under securities laws in accordance with the provisions of Section 5(f), including filing fees in connection with the preparation of any blue sky and legal investment survey, (vi) the printing and delivery to the Underwriters of copies of the Preliminary Prospectus, the Ratings Free Writing Prospectus and the Prospectus and of each amendment or supplement thereto, (vii) the preparation and filing of the Registration Statement and all amendments thereto, (viii) the printing and delivery to the Underwriters of copies of any blue sky or legal investment survey prepared in connection with the Certificates and any supplements thereto, (ix) any fees charged by each Rating Agency for the rating of the Certificates, (x) the fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc., (xi) the fees and expenses of the Trustee and its counsel and (xii) one-half of the fees and disbursements of counsel to the Underwriters (the other half of such fees and disbursements to be paid for by the Underwriters).

8.        Conditions of the Obligations of each Underwriter. The obligations of each Underwriter to purchase, and to pay for, the Certificates will be subject to the accuracy of the representations and warranties of the Transferor and the Bank set forth herein as of the date hereof and the Closing Date, to the accuracy of the statements of officers of each of the Transferor, TRS and the Bank made pursuant hereto or in connection herewith, to the performance by the Transferor and the Bank of its obligations hereunder, and to the following additional conditions precedent:

(a)        The Preliminary Prospectus, the Ratings Free Writing Prospectus, the Prospectus and each supplement thereto shall have been filed (if required) with the Commission in accordance with the Act and the Rules and Regulations and Section 1 hereof, and, as of the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Transferor or the Underwriters, shall be contemplated by the Commission or by any authority administering any state securities or “blue sky” laws.

(b)        On or prior to the Closing Date, the Underwriters shall have received letters, dated as of the date of the Preliminary Prospectus and as of the date of the Prospectus, of a nationally recognized accounting firm of certified public accountants, substantially in the forms of the drafts to which the Underwriters have previously agreed and otherwise in form and substance satisfactory to the Underwriters.

(c)        Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Trust, the Transferor or the Bank that, in the judgment of the Underwriters (after consultation with the Transferor), materially impairs the market for or investment quality of the Certificates or makes it impractical or inadvisable to market the Certificates; (ii) any suspension or limitation on trading in securities generally on the New York Stock Exchange; (iii) any suspension generally or material limitation of trading of any securities of the Bank, the Transferor or any Affiliate of the Bank or the Transferor on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by Federal or State of New York or other applicable state authorities; or (v) any outbreak or escalation of hostilities or armed conflict in which the United States is involved, any declaration of war by Congress, or any other substantial national or international calamity or emergency if, in the reasonable judgment of the Underwriters, the effect of any such outbreak, escalation, declaration, calamity, or emergency would make it impractical or inadvisable to proceed with completion of the sale of and payment for the Certificates.

(d)        At the Closing Date, each of the Transferor and the Bank shall have furnished to the Representatives certificates of an executive officer of the Transferor or the Bank, as applicable, as to the accuracy of the representations and warranties of the Transferor or the Bank, as applicable, herein at and as of the Closing Date, as to the performance by the Transferor or the Bank, as applicable, of all of its obligations hereunder to be performed at or prior to the Closing Date, and as to such other matters as the Representatives may reasonably request.

(e)        Counsel for each of the Bank and the Transferor shall have furnished to the Underwriters one or more written opinions, addressed to the Underwriters and dated the Closing Date, in form and substance satisfactory to the Underwriters, substantially to the effect that:

(i)        The Bank has been duly incorporated or formed and is validly existing and in good standing under the laws of the jurisdiction in which it is organized, with full power and authority (corporate and other) to own its properties and conduct its business, as presently owned and conducted by it, and to enter into and perform its obligations under this Agreement and the Receivables Purchase Agreement to which it is a party, and has had at all times the power, authority and legal right to acquire, own and transfer the Receivables as contemplated by the Receivables Purchase Agreement;

(ii)        The Bank (a) is duly qualified to do business and is in good standing in the jurisdiction in which it is organized, and under applicable laws, as they are currently interpreted and enforced, has obtained all necessary licenses and approvals in each jurisdiction in which failure to qualify or to obtain such licenses or approvals would materially and adversely affect the enforceability of any Receivable or would adversely affect the ability of the Bank to perform its obligations under this Agreement or the Receivables Purchase Agreement to which it is a party and (b) without limiting the foregoing, has the corporate power and authority to carry on its business as described in the Prospectus and own and operate its property in connection therewith;

(iii)        The Transferor has been duly incorporated or formed and is validly existing and in good standing under the laws of the jurisdiction in which it is organized, with full power and authority (corporate, limited liability company and other) to own its properties and conduct its business, as presently owned and conducted by it, and to enter into and perform its obligations under this Agreement, the Transaction Documents to which it is a party and the Certificates, and has had at all times the power, authority and legal right to acquire, own and transfer the Receivables as contemplated by the Transaction Documents;

(iv)        The Transferor (a) is duly qualified to do business and is in good standing in the jurisdiction in which it is organized, and under applicable laws, as they are currently interpreted and enforced, has obtained all necessary licenses and approvals in each jurisdiction in which failure to qualify or to obtain such licenses or approvals would materially and adversely affect the enforceability of any Receivable or would adversely affect the ability of the Transferor to perform its obligations under this Agreement, the Transaction Documents to which it is a party or the Certificates and (b) without limiting the foregoing, has the corporate or limited liability company power and authority to carry on its business as described in the Prospectus and own and operate its property in connection therewith;

(v)        This Agreement has been duly authorized, executed and delivered by the Transferor and the Bank;

(vi)        The Certificates have been duly authorized, executed and delivered by the Transferor, and, when duly authenticated by the Trustee in accordance with the terms of the Pooling and Servicing Agreement and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be validly issued and outstanding and entitled to the benefits provided by the Pooling and Servicing Agreement;

(vii)        Each Transaction Document to which the Transferor is a party has been duly authorized, executed and delivered by the Transferor and constitutes the legal, valid and binding agreement of the Transferor, enforceable against it in accordance with its terms, subject, as to enforceability, to (A) the effect of bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation and other similar laws relating to or affecting the rights and remedies of creditors generally, and (B) the application of principles of equity (regardless of whether considered and applied in a proceeding in equity or at law);

(viii)        The Receivables Purchase Agreement to which the Bank is a party has been duly authorized, executed and delivered by the Bank and constitutes the legal, valid and binding agreement of the Bank, enforceable against it in accordance with its terms, subject, as to enforceability, to (A) the effect of bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation and other similar laws relating to or affecting the rights and remedies of creditors generally, and (B) the application of principles of equity (regardless of whether considered and applied in a proceeding in equity or at law);

(ix)        [Reserved];

(x)        No consent, approval, authorization or order of any governmental agency or body is required for (A) the execution, delivery and performance by the Transferor of its obligations under this Agreement, any Transaction Document to which it is a party or the Certificates, or (B) the issuance or sale of the Certificates, except such as have been obtained under the Act and as may be required under state securities or “blue sky” laws in connection with the purchase and distribution of the Certificates by the Underwriters and the filing of Uniform Commercial Code financing statements with respect to the Receivables;

(xi)        Neither the execution and delivery by the Bank of this Agreement or the Receivables Purchase Agreement to which the Bank is a party nor the performance by the Bank of the transactions therein contemplated nor the fulfillment of the terms thereof does or will result in any material violation of any statute or regulation, or, to the best knowledge of such counsel, any order or decree of any court or governmental authority binding upon the Bank or its property, or conflict with, or result in a material breach or violation of any term or provision of, or result in a default under any of the terms and provisions of, its charter or by-laws, or materially conflict with, or result in a material breach or violation of any term or provision of, or result in a material default under any of the terms and provisions, of any indenture, loan agreement or other material agreement known to such counsel to which the Bank is a party or by which the Bank is bound;

(xii)        Neither the execution and delivery of this Agreement, the Transaction Documents or the Certificates by the Transferor nor the performance by the Transferor of the transactions therein contemplated nor the fulfillment of the terms thereof does or will result in any material violation of any statute or regulation, or, to the best knowledge of such counsel, any order or decree of any court or governmental authority binding upon the Transferor or its property, or conflict with, or result in a material breach or violation of any term or provision of, or result in a default under any of the terms and provisions or, its charter or by-laws, or materially conflict with, or result in a material breach or violation of any term or provision of, or result in a material default under any of the terms and provisions, of any indenture, loan agreement or other material agreement known to such counsel to which the Transferor is a party or by which the Transferor is bound;

(xiii)        To the knowledge of such counsel after due investigation, there are no legal or governmental proceedings pending to which the Bank is a party or to which any property of the Bank is subject that, individually or in the aggregate, (i) would have a material adverse effect on the ability of the Bank to perform its obligations under this Agreement or the Receivables Purchase Agreement to which the Bank is a party or (ii) assert the invalidity of this Agreement or the Receivables Purchase Agreement to which the Bank is a party;

(xiv)        To the knowledge of such counsel after due investigation, there are no legal or governmental proceedings pending to which the Transferor is a party or to which any property of the Transferor is subject that, individually or in the aggregate, (i) would have a material adverse effect on the ability of the Transferor to perform its obligations under this Agreement, any Transaction Document or the Certificates, (ii) assert the invalidity of this Agreement, any Transaction Document or the Certificates, (iii) seek to prevent the issuance, sale or delivery of the Certificates or the transactions contemplated by this Agreement or any Transaction Document or (iv) seek to affect adversely the federal income tax or ERISA attributes of the Certificates described in the Preliminary Prospectus or Prospectus;

(xv)        The Registration Statement, the Preliminary Prospectus, the Ratings Free Writing Prospectus and the Prospectus (except for the financial statements, financial schedules and other financial and operating data including therein, as to which such counsel expresses no view) comply as to form in all material respects with the requirements of the Act and the Rules and Regulations;

(xvi)        The Registration Statement is effective under the Act, and the Preliminary Prospectus, the Ratings Free Writing Prospectus and the Prospectus have been filed with the Commission pursuant to Rule 424(h), Rule 424(b) or Rule 433, as applicable, thereunder;

(xvii)        Such counsel has not independently verified the accuracy, completeness or fairness of the information contained in the Registration Statement, the Preliminary Prospectus, the Ratings Free Writing Prospectus and the Prospectus. However, based upon discussion with the Transferor and the Bank, their accountants and others, no facts have come to the attention of such counsel that cause it to believe that the Registration Statement, as of the Effective Date (except for the financial statements, financial schedules and other financial and statistical data included therein as to which such counsel expresses no view), contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Preliminary Prospectus, together with the Ratings Free Writing Prospectus, as of its date and as of the Time of Sale, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or that the Prospectus (as amended on or prior to the Closing Date), together with the Ratings Free Writing Prospectus, as of the date of the Prospectus and at the Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel expresses no view as to the financial statements, financial schedules, and other financial and statistical data included in the Preliminary Prospectus or the Prospectus or, in the case of the Preliminary Prospectus, the omission of pricing and price-dependent information, which information shall of necessity appear only in the final Prospectus). References to the Preliminary Prospectus or the Prospectus in this paragraph include any amendments or supplements thereto.

(f)        Orrick, Herrington & Sutcliffe LLP, Prince, Yeates & Geldzahler, and Richards, Layton & Finger, P.A., special UCC counsel for the Transferor, shall have furnished to the Underwriters written opinions, addressed to the Underwriters and dated the Closing Date, in form and substance satisfactory to the Underwriters, with respect to certain matters relating to the (i) transfer of the Receivables to the Transferor with respect to the perfection of the Transferor’s interest in the Receivables and with respect to other related matters and (ii) the transfer of the Receivables to the Trust, with respect to the perfection of the Trust’s interest in the Receivables and with respect to other related matters.

(g)        Orrick, Herrington & Sutcliffe LLP, special tax counsel for the Transferor, shall have furnished to the Underwriters a written opinion, addressed to the Underwriters and dated the Closing Date, in form and substance satisfactory to the Underwriters, to the effect that the Certificates will be treated as indebtedness and the Trust will not be an association or publicly traded partnership taxable as a corporation for federal income tax purposes.

(h)        The Underwriters shall have received from Orrick, Herrington & Sutcliffe LLP, counsel to the Underwriters, a written opinion, dated the Closing Date, with respect to such matters as the Representatives may require (and each of the Transferor and the Bank shall furnish to such counsel all documents requested for the purpose of enabling it to pass upon such matters).

(i)        McGuireWoods LLP, counsel to the Trustee, shall have furnished to the Underwriters a written opinion, addressed to the Underwriters and dated the Closing Date, in form and substance satisfactory to the Underwriters, substantially to the effect that:

(i)        The Trustee is a banking corporation, duly organized and validly existing under the laws of the State of New York.

(ii)        The Trustee has all requisite corporate power and authority to execute and deliver, and to perform its obligations under each Transaction Document to which it is a party and to carry out the transactions contemplated by such Transaction Documents.

(iii)        The execution and delivery by the Trustee of each Transaction Document to which the Trustee is a party and the performance by the Trustee of its obligations thereunder do not conflict with or result in a violation of the charter or by-laws of the Trustee.

(iv)        Each Transaction Document to which the Trustee is a party (A) has been duly authorized, executed and delivered by the Trustee and (B) assuming the due execution and delivery thereof by the other parties thereto, constitutes a legal, valid and binding obligation of the

Trustee, enforceable against the Trustee in accordance with its terms, subject as to enforceability to (x) the effect of bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation and other similar laws relating to or affecting the rights and remedies of creditors generally and (y) the application of principles of equity (regardless of whether considered and applied in a proceeding at law or in equity).

(v)        The Certificates have been duly authenticated by the Trustee pursuant to the Pooling and Servicing Agreement.

(j)        The Underwriters shall have received evidence satisfactory to them that, on or before the Closing Date, UCC-1 financing statements have been filed in the appropriate filing offices of the States of New York, Delaware and Utah and such other jurisdictions as counsel to the Transferor deems appropriate to reflect the interest of the Trust in the Receivables.

(k)        The Class A Certificates and the Class B Certificates shall have received the respective ratings indicated in the Ratings Free Writing Prospectus from the Rating Agencies.

(l)        The Underwriters shall have received all written opinions required by the Rating Agencies, addressed to the Underwriters and dated the Closing Date.

(m)        Counsel to the Asset Representations Reviewer shall have furnished to the Underwriters a written opinion, addressed to the Underwriters and dated the Closing Date, in form and substance satisfactory to the Underwriters, relating to the Asset Representations Reviewer and the Asset Representations Review Agreement.

(n)        All proceedings in connection with the transactions contemplated by this Agreement and all documents incident hereto shall be satisfactory in form and substance to the Underwriters, and the Underwriters shall have received such information, certificates and documents as any of them may reasonably request.

9.        Indemnification. The Bank (on behalf of itself and RFC III) agrees to indemnify and hold harmless each Underwriter, each Person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and any director, officer or employee of any Underwriter or any such Person, as follows:

(a)        (i)    against any and all loss, liability, claim, damage and expense whatsoever arising out of (A) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) any untrue statement or alleged untrue statement of a material fact contained in the Permitted Additional Information (or any amendment or supplement thereto), Preliminary Prospectus (it being understood that such indemnification with respect to the Preliminary Prospectus does not include the omission of pricing and price-dependent information, which information shall of necessity appear only in the final Prospectus), Ratings Free Writing Prospectus or Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (C) any written information furnished to an Underwriter by the Transferor or the Bank expressly for use in any Underwriter Free Writing Prospectus, unless, in any of the above cases, such untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with the Underwriter Information;

(ii)        against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency, or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission; and

(iii)        against any and all expense whatsoever (including, without limitation, the fees and disbursements of counsel chosen by such Underwriters or Persons) reasonably incurred in investigating, preparing or defending against any litigation or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not indemnified by the Transferor and the Bank pursuant to subparagraphs (i) or (ii) above.

The indemnity agreement provided for in this subsection 9(a) will be in addition to any liability that the Transferor and the Bank may otherwise have.

(b)        Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Transferor and the Bank, each of their respective directors, the Transferor’s officers who signed the Registration Statement, and each Person, if any, who controls the Transferor or the Bank within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense (A) described in the indemnity contained in subsection 9(a), but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), the Preliminary Prospectus, the Ratings Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Transferor or the Bank by the Underwriters expressly for use in the Registration Statement (or any amendment thereto), the Preliminary Prospectus, the Ratings Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), (B) resulting from such Underwriter’s failure to convey (within the meaning of Rule 159 under the Act) the Preliminary Prospectus to each investor with whom it enters into a contract of sale for any Certificates prior to the time of such contract of sale, or (C) arising out of any untrue statement or alleged untrue statement of a material fact contained in any Underwriter Free Writing Prospectus prepared by such Underwriter, or the omission or alleged omission therefrom, when read together with the Preliminary Prospectus, of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that such Underwriter will not be liable in any such case to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or any such omission or alleged omission in any Underwriter Free Writing Prospectus in reliance upon and in conformity with (x) any written, inaccurate information furnished to such Underwriter by the Transferor or the Bank expressly for use therein or (y) the Preliminary Prospectus, the Ratings Free Writing Prospectus or Prospectus, which information was not corrected by information subsequently provided by the Transferor or the Bank to such Underwriter prior to the time of first use of such Underwriter Free Writing Prospectus. The Transferor and the Bank acknowledge that the information set forth under the heading “Underwriting” relating to selling concessions and reallowance in the Preliminary Prospectus and the Prospectus constitutes the only information furnished in writing by the Underwriters or on behalf of the Underwriters for inclusion in the Registration Statement, the Preliminary Prospectus or the Prospectus (collectively, the “Underwriter Information”). The indemnity agreement provided for in this subsection 9(b) will be in addition to any liability which each Underwriter may otherwise have.

(c)        Promptly after receipt by an indemnified party under this Section 9 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the claim or the commencement of that action; provided that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 9 except to the extent it has been materially prejudiced by such failure; and provided that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 9. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. After notice from an indemnifying party to such indemnified party of its election to assume the defense of such claim or action, such indemnifying party shall not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized by the indemnifying party in writing, (ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to such indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel, (iii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (iv) such indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to such indemnified party, in which case, if such indemnified party notifies such indemnifying party in writing that it elects to employ separate counsel at the expense of such indemnifying party, such indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party (it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all indemnified parties, which firm shall be designated in writing by the Representatives, if the indemnified parties under this Section 9 consist of any Underwriter or any of their respective officers, employees or controlling persons, or by the Transferor or the Bank, if the indemnified parties under this Section 9 consist of the Transferor or the Bank or any of their respective directors, officers, employees or controlling persons). Each indemnified party shall use its best efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall (i) without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (a) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suite or proceeding and (b) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of such indemnified party, or (ii) be liable for any settlement of any claim, action, suit or proceeding effected without its prior written consent (which consent shall not be unreasonably withheld).

10.        Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreements provided for in Section 9 are for any reason held to be unenforceable or insufficient by the indemnified parties, although applicable in accordance with its terms, the Transferor and the Bank, on the one hand, and the Underwriters, on the other hand, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreements incurred by the Transferor, the Bank and one or more of the Underwriters in such proportions that the Underwriters are responsible for that portion represented by the underwriting compensation earned by them bears to the initial public offering price or prices and the Transferor and the Bank shall be responsible for the balance; provided, however, that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Transferor, the Bank and the Underwriters each agree that it would not be just or equitable if the amount of such contribution were determined by pro rata or per capita allocation. The Underwriters’ obligations in this Section 10 to contribute are several in proportion to their respective underwriting obligations and not joint. For purposes of this Section, each Person, if any, who controls the Underwriters within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Underwriters and each director of the Transferor, each director of the Bank, such officer of the Transferor who signed the Registration Statement, and each Person, if any, who controls the Transferor or the Bank within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Transferor and the Bank. Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by it in connection with the Certificates underwritten by it exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statements or omission or alleged omission with respect to the Certificates.

11.        Survival. Each party hereto agrees that the respective representations, warranties and agreements made by it herein and in any certificate or other instrument delivered pursuant hereto shall be deemed to be relied upon, in the case of the Transferor and the Bank, by each Underwriter and, in the case of each Underwriter, by the Transferor and the Bank, notwithstanding any investigation heretofore or hereafter made by or on behalf of the Transferor, the Bank or the Underwriters, and that the respective representations, warranties and agreements (including without limitation the indemnity and contribution agreement) made by each party hereto herein or in any such certificate or other instrument shall survive the delivery of and payment for the Certificates.

12.        Termination. This Agreement may be terminated in the sole discretion of the Underwriters by notice to the Transferor given at or prior to the Closing Date in the event that the Transferor or the Bank shall have failed, refused or been unable to perform in all material respects all obligations and satisfy in all material respects all conditions on its part to be performed or satisfied hereunder at or prior thereto. Termination of this Agreement pursuant to this Section 12 shall be without liability of any party to any other party except (i) as provided in Sections 7, 9 and 10 hereof and (ii) if this Agreement is terminated by the Representatives in accordance with any of the provisions of Section 8(a), (b), (d), (e), (f), (g), (j), (k), (l), or (n), the Transferor will reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel to the Underwriters.

13.        Default by One or More of the Underwriters. If one or more of the Underwriters shall fail on the Closing Date to purchase the Certificates which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(a)        If the aggregate amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Certificates, each of the non-defaulting Underwriters shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters; or

(b)        If the aggregate amount of Defaulted Securities exceeds 10% of the aggregate principal amount of the Certificates, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section 13 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Transferor shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.

14.        Capacity. The Bank and the Transferor acknowledge and agree that (i) the transaction contemplated by this Agreement is an arm’s-length commercial transaction between the Bank and the Transferor, on the one hand, and each of the Underwriters, on the other, (ii) in connection therewith with respect to all aspects of the transaction contemplated herein, each Underwriter is acting as a principal and not the agent or fiduciary of the Bank and the Transferor, and the Bank and the Transferor hereby expressly disclaim any fiduciary relationship with respect thereto, (iii) none of the Underwriters has assumed an advisory responsibility in favor of the Bank or the Transferor with respect to the transaction contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Bank or the Transferor on other matters) or any other obligation to the Bank or the Transferor except the obligations expressly set forth in this Agreement, and (iv) the Bank and the Transferor are not relying on any of the Underwriters for any legal, regulatory, tax, insurance or accounting advice in any jurisdiction and the Underwriters shall not have any responsibly or liability to the Bank or the Transferor with respect thereto.

15.        Notices. All communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered, sent by overnight courier or mailed by registered mail, postage prepaid and return receipt requested, or transmitted by telecopier with transmission confirmed, if to (a) the Underwriters, addressed to (i) Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Eric Chang, (ii) Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, New York 10036, Attention: Lauren Burke and (iii) MUFG Securities Americas Inc., 1221 Avenue of the Americas, 6th Floor, New York, New York 10020-1001, Attention: Tricia Hazelwood, or to such other address as the Representatives may designate in writing to the Transferor, (b) American Express National Bank, addressed to American Express National Bank, 4315 South 2700 West, Room 1900, Mail Code 02-01-50, Salt Lake City, Utah 84184, Attention: President (facsimile no (801) 945-4711) or (c) American Express Receivables Financing Corporation III LLC, 4315 South 2700 West, Room 1100, 02-01-46, Salt Lake City, Utah 84184, Attention: President, Telecopier: (801) 945-4717 (in the case of (c), with a copy to American Express Travel Related Services Company, Inc., as administrator, American Express Tower, 200 Vesey Street, New York, New York 10285, Attention: Treasurer, Telecopier: (212) 640-0405).

16.        Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Nothing expressed herein is intended or shall be construed to give any Person other than the Persons referred to in the preceding sentence any legal or equitable right, remedy or claim under or in respect of this Agreement.

17.        Severability of Provisions. Any covenant, provision, agreement or term of this Agreement that is prohibited or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

18.        Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties hereto with respect to the matters and transactions contemplated hereby and supersedes all prior agreements and understandings whatsoever relating to such matters and transactions.

19.        Amendment. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

20.        Headings. The headings in this Agreement are for the purposes of reference only and shall not limit or otherwise affect the meaning hereof.

21.        Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which shall together constitute one instrument.

22.        GOVERNING LAW; WAIVER OF JURY TRIAL; JURISDICTION.

(a)        THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATION LAW, WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS THEREOF.

(b)        EACH PARTY HERETO HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THEM PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT; PROVIDED, THAT EACH PARTY HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE BOROUGH OF MANHATTAN IN NEW YORK CITY. EACH PARTY HERETO SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION THAT SUCH PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

(c)        THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

23.        Recognition of the U.S. Special Resolution Regimes.

(a)        In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)        In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)        For purposes of this Section 23:

(i)        “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

(ii)        “Covered Entity” means any of the following: (A) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (B) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (C) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

(iii)        “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

(iv)        “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

24.        Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in this Agreement, any Transaction Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under this Agreement or any Transaction Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)        the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)        the effects of any Bail-in Action on any such liability, including, if applicable:

(i)        a reduction in full or in part or cancellation of any such liability;

(ii)        a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any Transaction Document; or

(iii)        the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

(c)        For purposes of this Section 24:

(i)        “Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution;

(ii)        “Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule;

(iii)        “EEA Financial Institution” means (x) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (y) any entity established in an EEA Member Country which is a parent of an institution described in clause (x) of this definition, or (z) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (x) or (y) of this definition and is subject to consolidated supervision with its parent;

(iv)        “EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway;

(v)        “EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution;

(vi)        “EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time; and

(vii)        “Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

(signature page follows)

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will be a binding agreement among the undersigned in accordance with its terms.

AMERICAN EXPRESS NATIONAL BANK

By:	/s/ Kerri S. Bernstein
Name: Kerri S. Bernstein
Title: Chief Financial Officer and Treasurer

AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION III LLC

By:	/s/ Kerri S. Bernstein
Name: Kerri S. Bernstein
Title: President

[Signature page – Underwriting Agreement Series 2019-1]

Acknowledged and Agreed (solely with respect to

Section 1(s) and Section 5(k)):

AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC.

By:	/s/ David L. Yowan
Name: David L. Yowan
Title: Treasurer

[Signature page – Underwriting Agreement Series 2019-1]

The foregoing Underwriting Agreement

is hereby agreed to as of the date

first above written.

BARCLAYS CAPITAL INC.,

for itself and as a representative of the

several Underwriters named in Schedule A hereto

By:	/s/ Eric Chang
Name: Eric Chang
Title: Managing Director

MERRILL LYNCH, PIERCE, FENNER &

SMITH INCORPORATED,

for itself and as a representative of the

several Underwriters named in Schedule A hereto

By:	/s/ Lauren Burke Kohr
Name: Lauren Burke Kohr
Title: Director ABS Banking & Finance

MUFG SECURITIES AMERICAS INC.,

for itself and as a representative of the

several Underwriters named in Schedule A hereto

By:	/s/ Tricia Hazelwood
Name: Tricia Hazelwood
Title: Managing Director

[Signature page – Underwriting Agreement Series 2019-1]

SCHEDULE A

Underwriters of the Class A Certificates	Aggregate Principal Amount of the Class A Certificates

Barclays Capital Inc.	$400,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	400,000,000
MUFG Securities Americas Inc.	400,000,000
Lloyds Securities Inc.	67,500,000
Standard Chartered Bank	67,500,000
SMBC Nikko Securities America, Inc.	67,500,000
TD Securities (USA) LLC	67,500,000
Mischler Financial Group, Inc.	15,000,000
The Williams Capital Group, L.P.	15,000,000
TOTAL	$1,500,000,000

Underwriters of the Class B Certificates	Aggregate Principal Amount of the Class B Certificates

Barclays Capital Inc.	$21,430,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	21,428,000
MUFG Securities Americas Inc.	21,428,000
TOTAL	$64,286,000

Time of Sale: 10:04 A.M. (Eastern Time) on February 7, 2019

A-1